Exhibit 23.3

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

March 18, 2019

Approach Resources Inc.

One Ridgmar Centre

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, to the inclusion of references to our third-party letter report dated February 7, 2017, containing our opinion on the proved reserves attributable to certain properties that Approach Resources Inc. has represented that it owns as of December 31, 2016, to our third-party letter report dated February 23, 2018, containing our opinion on the proved reserves attributable to certain properties that Approach Resources Inc. has represented that it owns as of December 31, 2017, and to our third-party letter report dated February 14, 2019, containing our opinion on the proved reserves attributable to certain properties that Approach Resources Inc. has represented that it owns as of December 31, 2018 under the headings “Part I — Item 2. Properties,” “Part II — Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Notes to Consolidated Financial Statements — 10. Disclosures About Oil and Gas Producing Activities (unaudited)” in Approach Resources Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 (the Annual Report). We further consent to the inclusion of our third-party letter report dated February 14, 2019, containing our opinion on the proved reserves attributable to certain properties that Approach Resources Inc. has represented that it owns as of December 31, 2018, as an exhibit in the Annual Report.

We hereby further consent to the incorporation by reference of our name and such aforementioned information with respect to the estimated oil and gas reserves of Approach Resources Inc. in Registration Statement (No. 333-220489) on Form S-3 and Registration Statements (Nos. 333-226009, 333-214906, 333-208003, 333-183069 and 333-148951) on Form S-8 of Approach Resources Inc.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716